UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 14, 2007

PRIMUS GUARANTY, LTD.

(Exact name of Registrant as Specified in Charter)

Bermuda

001-32307

Not Required

(State or Other Jurisdiction

(Commission

  (IRS Employer
       of Incorporation)

File Number)

Identification No.)

Clarendon House, 2 Church Street, Hamilton HM11, Bermuda

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code:

441-296-0519

                                              Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.

Unregistered Sales of Equity Securities.

On February 14, 2007, XL Insurance (Bermuda) Ltd, an existing shareholder of Primus Guaranty, Ltd. (the “Company”), and a wholly-owned subsidiary of XL Capital Ltd, exercised warrants to purchase 1,414,747 shares of the Company’s Common Stock, $0.08 par value, at an exercise price of $5.184798165 per share in a transaction exempt under Section 4(2) of the Securities Act of 1933 (the “Act”) from the registration requirements of the Act.  Aggregate gross proceeds of the exercise total $7,335,177.65.  The warrants which were due to expire after March 14, 2007 were issued on March 14, 2002 in connection with the Company’s issuance, at that time, of 6,200,000 Series A preferred shares to XL Insurance (Bermuda) Ltd and certain other institutional investors.

These shares of Common Stock have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

Date:  February 16, 2007

By:   /s/Richard Claiden

Name: Richard Claiden

Title: Chief Financial Officer